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                                    FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

For the month of February, 2003

                            Mindset Interactive Corp.
                          (f.k.a. - Ecklan Corporation)
                 (Translation of registrant's name into English)


Nevada                                                                91-1906973
(Jurisdiction of Incorporation)             (I.R.S. Employer Identification No.)

Registrant's telephone number, including area code                (604) 893-7062

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ITEM 4.      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 6, 2003, Haskell & White LLP ("Haskell"),terminated its client-auditor relationship with Mindset Interactive Corp. ("Company"). The
Company is in the process of finding a replacement auditor.

The audit reports of Haskell on the Company's financial statements for the fiscal year ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. However, Haskell's report on our 2001 financial statements did contain an explanatory paragraph which expressed substantial doubt about our ability to continue as a going concern.

In connection with the audit of the fiscal year ending December 31, 2001, and the subsequent review of the interim periods ended March 31, 2002, June 30, 2002, and September 30, 2002, and through the date of Haskell's resignation on February 6, 2003 the Company had no disagreements with Haskell on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedures. Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused Haskell to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item
304(a)(1)(iv) of Regulation S-B).

The Company provided Haskell with a copy of this report prior to filing it with the Securities and Exchange Commission ("Commission"). The Company requested that Haskell furnish the Company with a letter to the Commission stating whether
Haskell agrees with the above statements. A copy of that letter dated March 5, 2003 is filed as an Exhibit to this Form 8-K.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is included as part of this report:

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
EXHIBIT    PAGE:
NO.         NO.      DESCRIPTION
-------    -----     -----------
1            3       Letter from Haskell stating that it has reviewed the Form
                     8-K and has no objection to the statements made within this
                     Form 8-K.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  Mindset Interactive Corp.
                                                  (Registrant)

                                                  By: /s/ Marion McGrath
                                                      ---------------------
                                                      Director

Date: March 5, 2003